UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 8, 2012
Date of Report (Date of earliest event reported)

NATURALLY ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-50367	98-0359306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia	V8X 5J2
(Address of principal executive offices)	(Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.        Submission of Matters to a Vote of Security Holders

An Annual General Meeting of Shareholders ("AGM") of Naturally Advanced Technologies Inc. (the "Company") was held on August 8, 2012 to approve the agenda items described below.

A total of 23,064,064 shares (54.2% of the 42,564,883 issued and outstanding shares of the Company's common stock entitled to vote as of June 26, 2012, the record date for the AGM) were present in person or by proxy, constituted a quorum for the transaction of business, and were voted at the AGM. The agenda items submitted at the AGM were passed as described below. Percentages indicated below reflect the percentage of the total number of shares voted (or withheld/abstained) at the AGM with respect to each agenda item and do not include broker non-votes.

Agenda Item 1.         To set the number of directors at eight (8). The votes cast for or against this agenda item were as follows:

For		Against
22,140,177	96.3%	858,252	3.7%

There were no withheld/abstained votes and 65,635 broker non-votes with respect to this agenda item. Broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on this agenda item.

Agenda Item 2.         To elect the following eight (8) directors. The votes cast for and withheld/abstained with respect to each nominee were as follows:

Nominee	For		Withheld
Kenneth Barker	17,936,961	99.7%	48,280	0.3%
Robert Edmunds	17,751,933	98.7%	233,308	1.3%
Jason Finnis	17,963,961	99.9%	21,280	0.1%
Larisa Harrison	17,963,961	99.9%	21,280	0.1%
Miljenko Horvat	17,382,373	96.6%	602,858	3.4%
Jeremy Jones	17,961,961	99.9%	23,280	0.1%
Peter Moore	17,959,411	99.9%	25,830	0.1%
Guy Prevost	17,726,383	98.6%	258,858	1.4%

There were 5,078,823 broker non-votes with respect to this agenda item. Votes that were withheld/
abstained and broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on the election of directors.

Agenda Item 3.         To ratify the appointment of Dale Matheson Carr-Hilton Labonte LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 and authorizing the Board of Directors of the Company to fix the remuneration of such auditors. The votes cast for or against this agenda item, and the number of withheld votes/abstentions, were as follows:

For		Against		Withheld
23,050,549	99.9%	Nil	Nil	13,515	0.1%

There were no broker non-votes with respect to this agenda item. Withheld votes/abstentions were counted for purposes of determining the presence or absence of a quorum. Withheld votes/abstentions were deemed to be "votes cast", and had the same effect as a vote against this agenda item.

Agenda Item 4.         To ratify and approve the adoption of a new form of Articles for the Company. The votes cast for or against this agenda item were as follows:

For		Against
21,852,294	95.0%	1,146,135	5.0%

There were no withheld/abstained votes and 65,635 broker non-votes with respect to this agenda item. Broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on this agenda item.

Agenda Item 5.         To ratify and approve the change of the Company's name to "Crailar Technologies Inc." or such other name as the Board of Directors may approve in their sole and absolute discretion from time to time. The votes cast for or against this agenda item were as follows:

For		Against
23,006,003	99.7%	58,061	0.3%

There were no withheld/abstained votes and no broker non-votes with respect to this agenda item.

Agenda Item 6.         To amend the Company's 2011 Fixed Share Option Plan to increase the number of common shares reserved for issuance under such plan from 8,224,240 to 8,512,976. The votes cast for or against this agenda item were as follows:

For		Against
12,933,539	71.9%	5,051,702	28.1%

There were no withheld/abstained votes and 5,078,823 broker non-votes with respect to this agenda item. Broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on this agenda item.

The Company's solicitation of proxies with respect to its AGM involved securities of an issuer located in Canada and was being effected in accordance with the corporate laws of the Province of British Columbia, Canada, and securities laws of the provinces of Canada. The proxy solicitation rules under the United States Securities Exchange Act of 1934, as amended, are not applicable to the Company or the solicitation, and the solicitation was been prepared in accordance with the disclosure requirements of the securities laws of the provinces of Canada. Shareholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NATURALLY ADVANCED TECHNOLOGIES INC.
DATE: August 13, 2012	By: /s/ Guy Prevost Guy Prevost Chief Financial Officer and a director

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